                 The Hartford Financial Services Group, Inc.
                                 Hartford Plaza
                               Hartford, CT 06115


January 29, 1998


Hartford Series Fund, Inc.
Hartford Plaza
Hartford, CT 06115

Gentlemen:

      I have examined the Articles of Incorporation of Hartford Series Fund, Inc. (the "Fund"); the By-Laws of the Fund, documents evidencing various pertinent corporate proceedings, and such other things considered to be material to determine the legality of the sale of the authorized but unissued shares of the Fund's common stock. Based upon my examination, it is my opinion that the Fund is a validly organized and existing Maryland corporation and it is legally authorized to issue up to 3 billion shares of common stock of a par value of $.001 per share, at prices determined as described in the Fund's Prospectus, when such shares are properly registered under all application federal and state securities laws.

      Based upon the foregoing, it is my opinion that the Fund's shares of common stock, when issued for cash consideration as described in the Fund's prospectus, will be validly issued, fully paid and nonassessable.

      I hereby consent to the inclusion of this Opinion as an Exhibit to the Fund's Registration Statement on Form N-1A.

Very truly yours,


/s/ Kevin J. Carr

Kevin J. Carr
Counsel